Exhibit 10.80


                                                              R Performance Unit
                                                                     1995

                           RJR NABISCO HOLDINGS CORP.

                          1990 LONG TERM INCENTIVE PLAN

                            PERFORMANCE UNIT PROGRAM

                           PERFORMANCE UNIT AGREEMENT

                         DATE OF GRANT: FEBRUARY 6, 1995
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                              W I T N E S S E T H :

     1. Grant. Pursuant to the provisions of the 1990 Long Term Incentive Plan
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and the Performance Unit Program thereunder (collectively, the "Plan"), RJR
Nabisco Holdings Corp. (the "Company") on the above date has granted to

               [AutoMergeField] [AutoMergeField1] (the "Grantee"),

subject to the terms and conditions which follow and the terms and conditions of the Plan, a target of

                        [Performance] Performance Units.

A copy of the Plan is attached and made a part of this agreement with the same effect as if set forth in the Agreement itself. The Initial Grant Value of each Performance Unit shall be one dollar. All capitalized terms used herein shall have the meaning set forth in the Plan, unless the context requires a different meaning.

     2. Adjustment of Value of performance Units. For the three-year Performance
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Period commencing on January 1, 1995, the Committee has determined that the
Performance Measure shall be as determined in the attached grid during such Performance Period. The value of each Performance Unit shall be as determined in the attached grid; provided, however, the Payment Value may be reduced by the Committee in its discretion.

     3. Payment of performance Units. Unless deferred pursuant to the provisions
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of the Plan, or as otherwise determined by the Committee, units so earned will be paid only in cash as soon as practicable following the close of the Company's books at the end of the Performance Period. Payment Value for tax and other calculations shall be determined in accordance with the provisions of the Plan, Exhibit A and the discretion of the Committee to reduce the Payment




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Value. Except as provided in the Plan, no units will be earned or paid unless the Grantee has been a full-time employee of the Company throughout the Performance Period.

     4. Deferral. Deferrat of a payment of performance Units shall be pursuant
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to the provisions of the Plan; provided, however, in no event, may a deferred award be paid within six months of the date of deferral.

     5. Transferability. Other than as specifically provided in the Plan with
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regard to the death of the Grantee, this Agreement and any benefit provided or accruing hereunder shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Grantee, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Grantee.

     6. No Right to Employment. Neither the execution and delivery of this
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Agreement nor the granting of the Performance Units evidenced hereby shall constitute any agreement or understanding, express or implied, on the part of the Company or its subsidiaries to employ the Grantee for any specific period or in any specific capacity or shall prevent the Company or its subsidiaries from terminating the Grantee's employment at any time with or without cause. "Termination of employment" under the Plan and this Agreement means termination from active employment; it does not mean the termination of pay and benefits at the end of salary continuation (or other form of severance pay or pay in lieu of salary).

     7. Notices. Any notices required to be given hereunder to the Company shall
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be addressed to The Secretary, RJR Nabisco Holdings, Inc., 1301 Avenue of the
Americas, New York, NY 10019-6013 and any notice required to be given hereunder to the Grantee shall be sent to the Grantee's address as shown on the records of the Company.

     8. Grantee. In consideration of the grant, the Grantee specifically agrees
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that the Committee shall have the exclusive power to interpret the Plan and this
Agreement and to adopt such rules for the administration, interpretation and application of the Plan and Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretation and determinations made by the Committee shall be final, conclusive, and binding upon the Grantee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Agreement. The Committee may delegate its interpretive authority to an officer or officers of the Company.








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    IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the
Grantee have executed this Agreement as of the Date of Grant first above written.

                                                     RJR NABISCO HOLDINGS CORP.

                                                      By.
                                                         -----------------------
                                                         Authorized Signatory

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               GRANTEE

Grantee's Taxpayer Identification Number: Date:
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Grantee's Home Address:


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